Exhibit 99.1

                  DRI Corporation Announces Long-Term
                           Revenue Outlook


    --  $100 Million Annualized Revenue Run Rate Expected by Fiscal
        Year 2010

    --  Management's Projections Indicate Profitable Growth


    DALLAS--(BUSINESS WIRE)--Sept. 12, 2007--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that the DRI Board of Directors recently approved management's three-year strategic business plan, which projects profitable growth to an annualized revenue run rate of $100 million by the end of fiscal year 2010.

    "The DRI management team delivered a strategic plan that has exciting indications of continued growth and improvement in operating results. Indications are that our investments in market, product, business operating infrastructure, and personnel -- combined with improving market conditions and entry into some very interesting new geographic markets -- may well produce a continued and possibly even moderately accelerating growth trend. As we continue the focus on producing such improved operating results, and inform and educate investors on the opportunities that we believe are embodied in DRI, we have good reason to believe that shareholder value should continue to increase," David L. Turney, the Company's Chairman, President and Chief Executive Officer, said.

    Although management anticipates growth across all of the Company's brands through fiscal year 2010, the most robust growth is expected to occur within the Digital Recorders(R) and Mobitec(R) product lines.

    DOMESTIC GROWTH WITH HOMELAND SECURITY FOCUS

    The Digital Recorders(R) product line, which is produced and sold by the Company's Digital Recorders, Inc. subsidiary in Durham, N.C., includes engineered systems that track and monitor the performance and safety of public transit vehicles.

    "Our Digital Recorders(R) products and technology address operating efficiencies, passenger information, and - most important - security. This is especially important in this time of concern over the security of U.S. transportation infrastructure and in light of recent federal legislation to provide $3.4 billion to U.S. transit systems over the coming four years," Mr. Turney said.

    INTERNATIONAL GROWTH

    The Mobitec(R) product line, which is produced and sold by the Company's Mobitec AB subsidiary in Sweden and its business units in Germany, Australia, Brazil, and India, includes passenger information systems that communicate the route and/or destination of public transit vehicles.

    "In the international arena, our Mobitec team has entered into or expanded activities in several market sectors -- and their hard work is paying off. One good example is Mobitec's entry into the India market - a market that we believe has the potential to ultimately exceed the size of the U.S. market," Mr. Turney said.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statement relating to the DRI Board of Directors' and management's projected profitable growth outlook for the Company through fiscal year 2010; our positive outlook for our investments in market, product, business operating infrastructure, personnel, market conditions and emerging international markets; and any perceived resulting shareholder value that these may produce over time. Any statement containing words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," or "preliminarily," is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including: the risks and uncertainties associated with our projected growth outlook through fiscal year 2010, our positive outlook on the items discussed in the press release; any potential shareholder value that might be achieved over time as a result of these factors; as well as the risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. If any of these risks or uncertainties materialize (or if they fail to materialize), or if the underlying assumptions are incorrect, then actual results may differ materially from those projected in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis, judgment, belief or expectation only as of the date of this press release. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this press release.


    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             DRI Corporation
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com